Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM

We consent to the reference to our firm under the caption “Independent Registered Public Accountants” in the Statements of Additional Information included in Post-Effective Amendment No. 4 to the Registration Statement (Form N-1A, No. 333-119022) of Access One Trust.

/s/ Ernst & Young LLP

Columbus, Ohio

April 18, 2005